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                                                                  Exhibit 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-3 No. 333-      ) and related Prospectus of
Viragen, Inc. for the registration of   000,000 shares of its common stock and
to the incorporation by reference therein of our report dated September 17, 1999, with respect to the consolidated financial statements of Viragen, Inc. included in its Annual Report (Form 10-K/A) for the year ended June 30, 1999, filed with the Securities and Exchange Commission.

                                         /s/ Ernst & Young LLP

Miami, Florida
March 7, 2000